Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                             TRIARC COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                            38-0471180
(State or other jurisdiction of                             (IRS Employer
 incorporation or organization)                           Identification No.)

                              --------------------

                                 280 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 451-3000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              --------------------

              TRIARC COMPANIES, INC. 1993 EQUITY PARTICIPATION PLAN TRIARC COMPANIES, INC. 1997 EQUITY PARTICIPATION PLAN TRIARC COMPANIES, INC. 1998 EQUITY PARTICIPATION PLAN TRIARC COMPANIES, INC. 2002 EQUITY PARTICIPATION PLAN
                           (Full titles of the plans)

                              --------------------

                                 BRIAN L. SCHORR
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             TRIARC COMPANIES, INC.
                                 280 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 451-3000

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                         CALCULATION OF REGISTRATION FEE

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           Title of Each Class of                  Amount to be        Proposed Maximum      Proposed Maximum        Amount of
         Securities to be Registered              Registered(1)       Offering Price Per    Aggregate Offering     Registration
                                                                             Share                Price                 Fee
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
Class B Common Stock, Series 1, par value      15,755,510 shares (2)          N/A                  N/A                  N/A
$.10 per share
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Class B Common Stock, Series 1, par value       9,949,914 shares (3)     $  10.28 (4)        $ 102,285,116          $ 8,275.00
$.10 per share
-----------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2) Represents shares of Class B Common Stock, Series 1, par value $.10 per share (the "Class B Common Stock"), of Triarc Companies, Inc. (the "Company") that have been reserved for issuance pursuant to the Triarc Companies, Inc. 1993 Equity Participation Plan, the Triarc Companies, Inc. 1997 Equity Participation Plan, the Triarc Companies, Inc. 1998 Equity Participation Plan, and the Triarc Companies, Inc. 2002 Equity Participation Plan (together, the "Plans") as a result of certain adjustments under the Plans. The adjustments to the Plans provide that upon exercise of outstanding awards under the Plans, participants will receive Class B Common Stock in addition to the shares of Class A Common Stock, par value $.10 per share (the "Class A Common Stock"), for which such awards were exercisable. Such shares of Class A Common Stock were previously registered under the Securities Act with respect to each of the Plans. Participants will not pay additional consideration for the shares of Class B Common Stock issued upon exercise of outstanding awards under the Plans and the Company will not receive any cash or other consideration for the Class B Common Stock to be issued.

(3) Represents shares of Class B Common Stock reserved for issuance pursuant to awards under the Triarc Companies, Inc. 2002 Equity Participation Plan pursuant to an adjustment to that Plan.

(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, based on the last sale price of the Class B Common Stock on August 29, 2003.

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

                                EXPLANATORY NOTE

                  This Registration Statement on Form S-8 relates to shares of Class B Common Stock, Series 1, par value $.10 per share (the "Class B Common Stock"), of Triarc Companies, Inc. (the "Company") that have been reserved for issuance pursuant to the Triarc Companies, Inc. 1993 Equity Participation Plan, the Triarc Companies, Inc. 1997 Equity Participation Plan, the Triarc Companies, Inc. 1998 Equity Participation Plan, and the Triarc Companies, Inc. 2002 Equity Participation Plan (together, the "Plans"), as a result of certain adjustments to the Plans. The information regarding each Plan required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company will provide to participants in the Plans a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Those documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company (File No. 1-2207) are incorporated by reference in this Registration Statement:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2002;

         2. The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2003 and June 29, 2003;

         3. The Company's Current Reports on Form 8-K filed with the Commission on January 21, 2003, March 27, 2003, May 14, 2003, May 19, 2003, June 3, 2003, August 11, 2003 and September 4, 2003 (which includes updated financial data regarding the Company which reports the effect of a stock distribution of two shares of Class B Common Stock for each share of Class A Common Stock on the Company's income (loss) per share and the effect of the Company's adoption on December 30, 2002 of Statement of Financial Accounting Standards No. 145 on the Company's operating results); and

         4. The description of the Class B Common Stock set forth in the Company's Registration Statement on Form 8-A filed pursuant to
                  Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on August 11, 2003, and any amendment or report filed for the purpose of updating any such description.

         In addition, all reports and documents filed (but not documents or portions of documents furnished) by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this

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

Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The certificate of incorporation of the Company, as amended to date (the "Triarc Charter"), provides indemnification to the extent not prohibited by Delaware law (including as such law may be amended in the future to be more favorable to directors and officers). Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation, such as a derivative action) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent for any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"). The Triarc Charter provides that its officers and directors, and any person serving in any capacity at the request of the Company for an Other Entity shall be entitled to such indemnification; however, the Board of Directors of the Company (the "Triarc Board") may specifically grant such indemnification to other persons in respect of service to the Company or an Other Entity. The Triarc Charter specifies that any director or officer of the Company serving in any capacity with a majority owned subsidiary or any employee benefit plan of the Company or of any majority owned subsidiary shall be deemed to be doing so at the request of the Company.

         Under Section 145 of the DGCL, depending on the nature of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person so indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the case of a derivative action, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

         Section 145 further provides that to the extent that a director or officer of a corporation is successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. However, if such director or officer is not successful in the defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, he or she shall only be indemnified by the corporation as authorized in the specific case upon a determination that indemnification is proper because he or she met the applicable standard set forth above as determined by a majority of the disinterested directors, by independent legal counsel or by the stockholders.

         The Triarc Charter provides that expenses are to be advanced prior to the final disposition of a proceeding upon the receipt by the Company of an undertaking, as required by the DGCL, that the director or officer or other indemnified person will repay such advances if he or she is ultimately found not to be entitled to indemnification under the DGCL.

         The Triarc Charter permits a person entitled to indemnity to bring an action in court to obtain such indemnity and provides that, in any such action, the court will not be bound by a decision of the Triarc Board, independent counsel or stockholders that such person is not entitled to indemnification. Such person is also indemnified for any expenses incurred in connection with successfully establishing his or her right to indemnification in any such proceeding. The Triarc Charter expressly provides that the right to indemnification thereunder is a contract right and, therefore, cannot be retroactively eliminated by a later stockholder vote, and is not an exclusive right and, therefore, the Company may provide other indemnification, if appropriate.

         The Company also enters into indemnification agreements with its directors and officers indemnifying them against liability they may incur in their capacity as such. The indemnification agreements do not provide indemnification to the extent that the indemnitee is indemnified by the Company under the Triarc Charter, its bylaws, its directors' and officers' liability insurance, or otherwise. Additionally, the indemnification agreements do not provide indemnification (i) for the return by the indemnitee of any illegal remuneration paid to him or her; (ii) for any profits payable by the indemnitee to the Company pursuant to Section 16(b) of the Exchange Act; (iii) for any liability resulting from the indemnitee's fraudulent, dishonest or willful misconduct; (iv) for any amount the payment of which is not permitted by applicable law; (v) for any liability resulting from conduct producing unlawful personal benefit; or (vi) if a final court adjudication determines such indemnification is not lawful.

         Determinations as to whether an indemnitee is entitled to be paid under the indemnification agreements may be made by the majority vote of a quorum of disinterested directors, independent legal counsel selected by the Triarc Board, a majority of disinterested Company stockholders or by a final adjudication of a court of competent jurisdiction. In the event that the Company undergoes a "Change of Control" (as defined in the indemnification agreements) all such determinations shall be made by special independent counsel selected by the indemnitee and approved by the Company, which approval may not be unreasonably withheld. In certain circumstances, an indemnitee may require the Company to establish a trust fund to assure that funds will be available to pay any amounts which may be due such indemnitee under an indemnification agreement.

         As permitted by Section 102(b)(7) of the DGCL, the Triarc Charter includes a provision which eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, other than liability (i) for the breach of a director's duty of loyalty to the Company and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of a dividend and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived any improper personal benefit.

         Finally, the Triarc Charter authorizes the Company, as permitted by the DGCL, to purchase directors' and officers' liability insurance. The Company carries directors' and officers' liability insurance covering losses up to specified amounts.

         The foregoing statements are subject to the detailed provisions of Sections 145 and 102 of the DGCL, the Triarc Charter and the referenced indemnification agreements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

EXHIBITS
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5.1*              Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP,
                  counsel to the Company, regarding the legality of the Class B Common Stock being registered.

23.1*             Consent of Deloitte & Touche LLP.

23.2*             Consent of Ernst & Young LLP.

23.3*             Consent of BDO Seidman, LLP.

23.4* Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1*             Power of Attorney (included on signature page).

------------------------
*    Filed herewith.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                             (ii) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                             (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

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

registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 4, 2003.


                                  TRIARC COMPANIES, INC.
                                  (Registrant)


                                  By: /s/ Nelson Peltz
                                      ---------------------------------------
                                      Nelson Peltz
                                      Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         The officers and directors of Triarc Companies, Inc. whose signatures appear below hereby constitute and appoint Nelson Peltz and Peter W. May and each of them (with full power to each of them to act alone), their true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, to sign and execute on behalf of the undersigned any and all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on September 4, 2003 by the following persons in the capacities indicated.

                     SIGNATURE                                                 TITLES
                     ---------                                                 ------
                 /s/ Nelson Peltz                     Chairman and Chief Executive Officer and Director
--------------------------------------------------    (Principal Executive Officer)
                    Nelson Peltz


                 /s/ Peter W. May                     President and Chief Operating Officer and Director
--------------------------------------------------    (Principal Operating Officer)
                    Peter W. May


             /s/ Francis T. McCarron                  Senior Vice President and Chief Financial Officer
--------------------------------------------------    (Principal Financial Officer)
                Francis T. McCarron


               /s/ Fred H. Schaefer                   Senior Vice President and Chief Accounting Officer
--------------------------------------------------    (Principal Accounting Officer)
                  Fred H. Schaefer



--------------------------------------------------    Director
                   Hugh L. Carey


                 /s/ Clive Charjet
--------------------------------------------------    Director
                    Clive Chajet

                     SIGNATURE                                                 TITLES
                     ---------                                                 ------
               /s/ Joseph A. Levato
--------------------------------------------------    Director
                  Joseph A. Levato


              /s/ David E. Schwab II
--------------------------------------------------    Director
                David E. Schwab II


              /s/ Raymond S. Troubh
--------------------------------------------------    Director
                 Raymond S. Troubh


              /s/ Gerald Tsai, Jr.
--------------------------------------------------    Director
                 Gerald Tsai, Jr.

                                INDEX TO EXHIBITS
                                -----------------


EXHIBITS
--------

5.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Company, regarding the legality of the Class A common stock being registered.

23.1*             Consent of Deloitte & Touche LLP.

23.2*             Consent of Ernst & Young LLP.

23.3*             Consent of BDO Seidman, LLP.

23.4* Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1*             Power of Attorney (included on signature page).

------------------------
*    Filed herewith.


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